UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 29, 2003
Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA 22033
(Address of principal executive offices)

(703) 218-6000
(Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits. The following exhibit is furnished with this report.

99.1	Press Release dated October 29, 2003, announcing ManTech International Corporation’s third quarter financial results for fiscal year 2003 as well as its earnings guidance for the fourth quarter of fiscal year 2003 and full fiscal year 2003.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 29, 2003, ManTech International Corporation issued an earnings release announcing its financial results for the third quarter ended September 30, 2003 as well as its earnings guidance for the fourth quarter of fiscal year 2003 and full fiscal year 2003. A copy of the earnings release is furnished as Exhibit 99.1 to this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                                        MANTECH INTERNATIONAL CORPORATION

Date:  October 29, 2003

/s/ Ronald R. Spoehel Name: Ronald R. Spoehel Title: Executive Vice President and Chief Financial Officer

Exhibit 99.1

ManTech International Corporation	Maureen Crystal
12015 Lee Jackson Highway	Executive Director, Investor Relations
Fairfax, VA 22033-3300	703/218-8262
www.mantech.com	investor@mantech.com

FOR IMMEDIATE RELEASE

   ManTech Reports Record Third Quarter 2003 Results

FAIRFAX, Virginia, October 29, 2003 – ManTech International Corporation (NASDAQ: MANT), a leading provider of information technology and technical services solutions to the Department of Defense and the intelligence community, today announced record operating results for the third quarter of 2003. ManTech’s revenue for the third quarter 2003 increased year-over-year 39% to $181.6 million, operating income increased 48% to $16.2 million and fully diluted Earnings Per Share (EPS) rose 21% to $0.29.

“ManTech’s third quarter results reflect our success at positioning the company to play a meaningful role in the market for national security. We have gained traction across the entire spectrum of our defense, intelligence and homeland security markets as evidenced by the fact that now approximately 93% of our revenue for the quarter was derived from our contracts with the Department of Defense and intelligence community,” stated George J. Pedersen, Chairman of the Board, CEO and President of ManTech International Corporation. “Strong budget trends for our markets, our solid balance sheet, and improving operating results will allow us to capitalize on the momentum created from our fully integrated, uniform business platform.”

ManTech International Corporation reported revenue for the quarter ending September 30, 2003 of $181.6 million, up from $130.4 million for the same period in 2002, an increase of 39%. The results reflect an organic growth rate of over 12% from the $161.5 million in pro forma revenue for the comparable period in 2002, which includes the revenue for each period of the companies acquired by ManTech since that time. This revenue growth was primarily attributable to new business supporting national security programs for the Department of Defense and intelligence community.

Operating income for the quarter was $16.2 million, an increase of 48% over 2002. Operating margin for the quarter expanded to 8.9% compared with 8.4% for the same period in 2002. The margin expansion in the quarter is attributable both to higher margin contributions from acquired companies and to operating efficiencies. Net income for the quarter rose 47% to $9.2 million from $6.3 million in 2002, while fully diluted EPS were $0.29, up from $0.24 in 2002.

ManTech recently received contract awards and contract expansions with an estimated value in excess of $260 million, including previously unannounced contract awards and existing contract expansions totaling approximately $160 million. Of particular note, ManTech won several significant blanket purchase agreements (BPAs) during the quarter. ManTech was selected as one of three prime contractors by the Department of Justice, under a BPA that is estimated to be approximately $100 million per fiscal year, according to the solicitation, to support the Justice Consolidated Office Network (JCON) Program. ManTech also won a GSA-based BPA contract with the Marine Corps Systems Command to provide a wide variety of technical support services, including specialized IT services and engineering support, software development, test and evaluation support and C4I systems integration. Further, the company won a multi-year contract with the National Security Agency to provide full life cycle engineering, operations, and maintenance support for several NSA mission-related systems.

ManTech reported backlog of $1.5 billion as of September 30, 2003, compared with $1.2 billion on the same date in 2002. Funded backlog as of September 30, 2003 was $410.8 million, an increase of 81% over the same date in 2002. At the end of the third quarter, ManTech had approximately $1.3 billion in proposals under evaluation and a pipeline of qualified opportunities over $4.5 billion.

ManTech derived about 90% of its revenue during the quarter ended September 30, 2003 from prime contracts, and approximately 44% of its revenue for the period came from work under GSA schedule contracts. Revenue from the Department of Defense and the intelligence community accounted for approximately 93% of revenue for the third quarter ending September 30, 2003. Revenue from work in secure systems and information technology solutions increased to 85% of revenue in the third quarter 2003 from 78% in 2002.

ManTech Reports Third Quarter Results
October 29, 2003

Company Guidance:

Based on recent business trends and the expectation of continuing strength in our national security markets, ManTech reaffirms the following guidance for 2003:

	4th Quarter 2003	Full Year 2003
Revenue	$188 million - $198 million	$695 million - $705 million
Diluted Earnings Per Share	$0.29 - $0.31	$1.07 - $1.09
Weighted Average Common	32,385,918	32,163,476
Shares Outstanding

Regarding 2004 guidance, all current indications suggest top-line growth to be in the range of 13% to 15%, with consistent, or slightly better, growth in earnings for next year.

Conference Call:
ManTech has scheduled a conference call for 5:00 p.m., EST October 29, 2003, during which executive management will discuss third quarter results and respond to questions. Interested parties may access the call by dialing (800) 915-4836 (domestic) or (973) 317-5319 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start time of the call.

A replay of the call will also be available beginning at 9:00 p.m. on October 29, 2003, and will remain available through midnight on November 11, 2003. To access the replay, call (800) 428-6051 (domestic) or (973) 709-2089 (international). The confirmation code for the replay is 307876. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:
Headquartered in Fairfax, Virginia, ManTech International Corporation delivers a broad array of information technology and technical services solutions to U.S. federal government customers, focusing primarily on critical national defense programs for the intelligence community and Department of Defense. ManTech designs, develops, procures, implements, operates, tests and maintains mission-critical, enterprise information technology and communication systems and infrastructures for federal government customers in the United States and over 30 countries worldwide. Additional information can be found at www.mantech.com.

Cautionary Statement About Forward-Looking Statements:
This press release contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue” and other similar words. You should read statements that contain these words carefully because they discuss the Company’s future expectations, make projections of the company’s future results of operations or financial condition or state other forward-looking information. Examples of such forward-looking statements include the company’s expected future earnings as suggested by backlog estimates, updated guidance projections, and the company’s belief that there will be increased defense and intelligence spending in the future. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to the following: failure of government customers to exercise options under contracts; funding decisions of U.S. Government projects; government contract procurement (such as bid protest) and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees; the company’s ability to identify, execute or effectively integrate future acquisitions; the company’s ability to successfully raise additional capital; changes to the tax laws relating to the treatment and deductibility of goodwill or any change in tax rates; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised NASDAQ listing standards, SEC rule changes or other corporate governance issues; failure to experience continued positive defense and intelligence budget and spending trends; material changes in laws or regulations applicable to the company’s businesses and other risk factors discussed in the company’s filings with the Securities and Exchange Commission. The statements in this press release are made as of October 29, 2003, and the company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.

Financials Follow

ManTech Reports Third Quarter Results
October 29, 2003

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Per Share Amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2003	2002	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES	$181,590	$130,425	$506,789	$357,727
COST OF SERVICES	147,461	105,995	411,593	291,885

GROSS PROFIT	34,129	24,430	95,196	65,842

COSTS AND EXPENSES:
General and administrative	16,723	12,856	47,657	36,346
Depreciation and amortization	1,181	603	3,358	1,608

Total costs and expenses	17,904	13,459	51,015	37,954

INCOME FROM OPERATIONS	16,225	10,971	44,181	27,888
Interest expense	618	119	1,639	322
Other expense (income)	58	186	328	(337)

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	15,549	10,666	42,214	27,903
Provision for income taxes	(6,321)	(4,382)	(17,144)	(11,387)
Minority interest	(1)	3	(4)	--

INCOME FROM CONTINUING OPERATIONS	9,227	6,287	25,066	16,516
Loss on disposal of discontinued operations—net	--	--	--	(795)

NET INCOME	$9,227	$6,287	$25,066	$15,721

BASIC EARNINGS (LOSS) PER SHARE:
Income from continuing operations	$0.29	$0.24	$0.78	$0.66
Loss from discontinued operations	--	--	--	(0.03)

	$0.29	$0.24	$0.78	$0.63

Weighted average common shares outstanding	32,007,957	26,471,122	31,955,522	25,199,125

DILUTED EARNINGS (LOSS) PER SHARE:
Income from continuing operations	$0.29	$0.24	$0.78	$0.65
Loss from discontinued operations	--	--	--	(0.03)

	$0.29	$0.24	$0.78	$0.62

Weighted average common shares outstanding	32,335,226	26,741,466	32,094,136	25,483,548

ManTech Reports Third Quarter Results
October 29, 2003

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

	September 30, 2003	December 31, 2002
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,810	$81,096
Cash in escrow	828	--
Receivables--net	174,120	133,122
Prepaid expenses and other	14,481	8,955
Assets held for sale	1,270	6,738

Total current assets	210,509	229,911
Property and equipment--net	11,426	9,131
Goodwill	147,988	94,003
Other intangibles	17,314	10,231
Investments	9,913	7,631
Employee supplemental savings plan assets	9,411	8,068
Other assets	6,448	5,413

TOTAL ASSETS	$413,009	$364,388

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of debt	$76	$1,000
Accounts payable and accrued expenses	42,766	32,905
Accrued salaries and related expenses	26,254	23,619
Deferred income taxes	18,272	11,888
Billings in excess of revenue earned	5,699	2,700
Liabilities held for sale	1,462	5,099

Total current liabilities	94,529	77,211
Debt--net of current portion	25,203	25,000
Accrued retirement	10,904	9,555
Other long-term liabilities	5,431	1,838
Deferred income taxes	4,064	4,744
Minority interest	46	42

TOTAL LIABILITIES	140,177	118,390

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock, Class A	164	163
Common stock, Class B	156	156
Additional paid-in capital	208,943	206,861
Retained earnings	65,909	40,843
Accumulated other comprehensive loss	(1,566)	(2,025)
Unearned ESOP shares	(774)	--
Deferred compensation	640	640
Shares held in grantor trust	(640)	(640)

TOTAL STOCKHOLDERS' EQUITY	272,832	245,998

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$413,009	$364,388

ManTech Reports Third Quarter Results
October 29, 2003

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	Nine months ended September 30,
	2003	2002
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,066	$15,721
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in losses (earnings) of affiliates	844	(237)
Loss from discontinued operations	--	795
Deferred income taxes	4,872	89
Minority interest in income of consolidated subsidiaries	4	--
Loss on disposals of property and equipment	13	17
Depreciation and amortization	4,962	2,763
Change in assets and liabilities--net of effects from acquired and discontinued businesses
Increase in receivables	(28,132)	(14,829)
(Increase) decrease in prepaid expenses and other	(5,963)	792
Increase (decrease) in accounts payable and accrued expenses	4,682	(1,296)
(Decrease) increase in accrued salaries and related expenses	(1,656)	320
Increase in billings in excess of revenue earned	2,549	232
Increase in other long-term liabilities	69	107
Increase in accrued retirement	1,348	185

Net cash provided by operating activities of continuing operations	8,658	4,659

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of property and equipment	1	2
Investment in Integrated Data Systems Corporation, net of cash acquired of $2,820	(63,145)	--
Investment in MSM Security Services, Inc., net of cash acquired of $20	(5,107)	--
Investment in property and equipment	(2,826)	(2,119)
Investment in capitalized software products	(1,488)	(768)
Investment in Advanced Development Group, Inc.	(230)	--
Investment in CTX Corporation	(47)	--
Investment in Aegis Research Corporation	(10)	(69,269)
Dividends from MASI U.K	315	592
Proceeds from notes receivable	--	350
Dividends from GSE Preferred Stock	--	75

Net cash used in investing activities of continuing operations	(72,537)	(71,137)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of not-to-compete financings	(1,000)	--
Proceeds from exercise of stock options	916	268
Proceeds from common stock issuance--net of offering expenses	--	110,157
Net decrease in borrowings under lines of credit	--	(32,300)
Repayment of subordinated debt	--	(8,000)
Repayment of term loan	--	(5,908)
Repayment of notes payable	--	(104)

Net cash (used in) provided by financing activities of continuing operations	(84)	64,113

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(5)	95

NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS	2,682	(2,233)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(61,286)	(4,503)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	81,096	26,902

CASH AND CASH EQUIVALENTS, END OF PERIOD	$19,810	$22,399

ManTech Reports Third Quarter Results
October 29, 2003

MANTECH INTERNATIONAL CORPORATION
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(Dollars in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net Income	$9,227	$6,287	$25,066	$15,721
Plus: Loss from Discontinued Operations	–	–	–	795

Income from Continuing Operations	9,227	6,287	25,066	16,516
Plus: Interest Expense	618	119	1,639	322
Income Taxes	6,321	4,382	17,144	11,387
Depreciation and Amortization	1,855	1,013	4,961	2,763
Other Expense (Income)	58	186	328	(337)
Minority Interest	1	(3)	4	–

EBITDA	$18,080	$11,984	$49,142	$30,651

EBITDA ROS%	10.0%	9.2%	9.7%	8.6%

NOTE: EBITDA is defined as net income plus the loss from discontinued operations, interest expense, income taxes, depreciation and amortization, other expense, minority interest, and minus other income.

EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. EBITDA should not be construed as either an alternative to net income as an indicator of our operating performance or as an alternative to cash flows as a measure of liquidity.